UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2024

TIPMEFAST, INC.

(Exact name of registrant as specified in its charter)

NV	000-56397	83-4057513
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 East Fourth St., Suite 148 Santa Ana, CA		92701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(213) 298-3812

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 31, 2024, the Company entered into an Agreement for the purchase of graphite and other mineral concessions in Mexico ensuring a vital supply for the Companies future and enhancing the asset base..  (Agreement and Description in Exhibit 1.

Lucent’s mission is to revolutionize the AI datacenter and cloud computing industry by AI applications platform and harnessing the power of clean energy. With offices in Irvine, CA and Taipei, Taiwan, Lucent is committed to providing sustainable, reliable & high-performance solutions that empower businesses and public sectors to thrive in a digital world. Through collaboration & partnership with governments, businesses and communities, and unwavering dedication to environmental responsibility, Lucent strives to create a brighter, cleaner future for all.

Further information on Lucent can be found at https://www.lucentna.com and https://www.lucentlabs.ai/

The Company has initiated the process of applying for a name change to Lucent, Inc.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS.

10.1	Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPMEFAST, INC.

Date: January 7, 2025

By: /s/ Steven Arenal
Steven Arenal
Chief Executive Officer, Chief Financial Officer, Director